UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2011

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Signature

Item 8.01  Other Events.

As previously reported in a Current Report on Form 8-K filed on January 13, 2010, on January 7, 2010 Golden Minerals Company (the “Company”) issued to MH Argentina S.A. warrants to acquire 300,000 shares of the Company’s common stock exercisable for three years at an exercise price of $15.00 per share (the “Common Stock Purchase Warrant”).  Effective January 15, 2010, MH Argentina S.A. transferred the Common Stock Purchase Warrant to an affiliate, Hochschild Mining Holdings Limited.

On April 13, 2011, Hochschild Mining Holdings Limited exercised the Common Stock Purchase Warrant on a cashless exercise basis as permitted by the Common Stock Purchase Warrant, which resulted in the issuance to Hochschild Mining Holdings Limited of 104,889 shares of the Company’s common stock on April 15, 2010.  Following the exercise of the Common Stock Purchase Warrant, the Company has no remaining warrants outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 18, 2011

Golden Minerals Company

By:	/s/ Robert P. Vogels
Name: Robert P. Vogels
Title: Senior Vice President and Chief Financial Officer